Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of SG Blocks, Inc., (the “Company”) for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul M. Galvin, the Chief Executive Officer of the Company, and I, Brian Wasserman, the Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2015	/s/ Paul M. Galvin
Name: Paul M. Galvin
Title: Chief Executive Officer

March 30, 2015	/s/ Brian Wasserman
Name: Brian Wasserman
Title: Chief Financial Officer

This certification accompanies each Report pursuant to Section  906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent  required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for  purposes of Section 18 of the Securities Exchange Act of 1934, as  amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.